                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2004

                              Datatec Systems, Inc.
             (Exact name of registrant as specified in its chapter)

          Delaware                    000-20688               94-2914253
          --------                    ---------               ----------
(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)         Identification No.)

            23 Madison Road, Fairfield, New Jersey             07004
            --------------------------------------             -----
           (Address of principal executive offices)          (Zip Code)
                                                                                                                   -

       Registrant's telephone number, including area code: (973) 808-4000

                                       N/A
          (Former name or former address, if changed since last report)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On March 17, 2004, Datatec Systems, Inc. (the "Company") dismissed Deloitte &
Touche LLP ("Deloitte") as its independent accountants. On the same date, the
Company approved the engagement of Eisner LLP as independent accountants. The dismissal of Deloitte was approved by the Audit Committee of the Company.

The reports of Deloitte on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. For the two most recent fiscal years and the subsequent interim period through March 17, 2004, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make a reference to the subject matter of any such disagreement in connection with its reports on the financial statements for such years. During the two most recent fiscal years and the subsequent interim period through March 17, 2004, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Deloitte with a copy of the foregoing disclosures and has requested that Deloitte review such disclosures and furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in response to this Item 4 or the respects in which it does not agree. A copy of this letter is attached as an exhibit to this Current
Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits

        EXHIBIT  DESCRIPTION OF DOCUMENT

        16.1     Deloitte & Touche LLP letter dated March 23, 2004

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            DATATEC SYSTEMS, INC.
                                                (Registrant)

Date:  March 24, 2004                       /s/ Richard K. Davis
                                            ------------------------------
                                            Richard K. Davis, Vice President
                                            and General Counsel
                                            (signature)*

*Print name and title of the signing officer under his signature.